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                       [LETTERHEAD OF ARTHUR ANDERSEN LLP]

                                                          Exhibit 23.2



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 26, 1999 included in Weeks Corporation's Annual Report on Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.



                                        /s/ Arthur Andersen LLP


Atlanta, Georgia
June 25, 1999